UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – January 29, 2026
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. MINT STREET, CHARLOTTE, NC..................................................28202
......(Address of principal executive offices).................................................(Zip Code)

 Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2027	HON 27	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
3.375% Senior Notes due 2030	HON 30	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2032	HON 32A	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2036	HON 36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

On January 29, 2026, Honeywell International Inc. (the “Company”) issued a press release announcing its fourth quarter and full year 2025 earnings, which is furnished herewith as Exhibit 99.1.

As previously announced on October 22, 2025, beginning in the first quarter of 2026, the Company intends to realign its business units comprising its Industrial Automation and Energy and Sustainability Solutions reportable business segments. This realignment will result in the formation of a new reportable business segment, Process Automation and Technology, and also result in a new composition of the Industrial Automation reportable business segment. Process Automation and Technology will include the core process solutions of the Honeywell Process Solutions business, which is currently a part of Industrial Automation, and UOP, which is currently reported in Energy and Sustainability Solutions. As a result, the Company will no longer report results for the Energy and Sustainability Solutions segment (the Advanced Materials business, which was formerly reported in Energy and Sustainability Solutions, was spun off on October 30, 2025). Industrial Automation will continue to include the smart energy, thermal solutions, and process measurement and control businesses, currently included in the Honeywell Process Solutions business, Sensing and Safety Technologies, Warehouse and Workflow Solutions, and Productivity Solutions and Services.

Following the realignment, the Company’s four reportable business segments will be Aerospace Technologies, Building Automation, Process Automation and Technology, and Industrial Automation. Other operations will continue to be presented in Corporate and All Other, which is separately reported but is not a reportable business segment. In addition to the realignment, also beginning in 2026, the Company will report its disaggregation of revenue within its Building Automation, Process Automation and Technology, and Industrial Automation segments based on the business models of Products, Projects, Solutions, and Aftermarket. The Company expects to report its financial performance based on this realignment effective with the first quarter of 2026 and will have no impact on the Company's historical consolidated financial position, results of operations, or cash flows.

Attached as Exhibit 99.2 is a supplemental schedule containing unaudited segment information for the three months and year December 31, 2025, recast on the basis of the proposed realignment of the business segments expected to be effective with the quarter ending March 31, 2026.

To provide supplemental historical information on a basis consistent with its announced new reporting structure, the Company has also furnished in the attached Exhibit 99.2 certain non-GAAP supplemental historical business segment information to conform to the announced new reporting structure.

The supplemental unaudited historical business segment information contained in Exhibit 99.2 does not represent a restatement or reissuance of previously issued financial statements.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 in Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit #	Description
99.1	Honeywell International Inc. Earnings Press Release dated January 29, 2026.
99.2	Supplemental unaudited historical business segment information (furnished pursuant to Item 2.02 hereof).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 29, 2026	HONEYWELL INTERNATIONAL INC.

By: /s/ Su Ping Lu
Su Ping Lu
Senior Vice President, General Counsel and Corporate Secretary